                                                                   EXHIBIT 10.11

                        AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS
                        -------------------------------
                                  (ILLINOIS)

                        AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS
                         -----------------------------


                               Table of Contents
                               -----------------

                                                                        Page No.
                                                                        --------
1.   Certain Basic Definitions.............................................    1

     1.1  .................................................................    1

     1.2  .................................................................    2

     1.3  .................................................................    2

     1.4  .................................................................    2

     1.5  .................................................................    2

     1.6  .................................................................    2

     1.7  .................................................................    3

     1.8  .................................................................    3

     1.9  .................................................................    3

     1.10 .................................................................    3

     1.11 .................................................................    3

     1.12 .................................................................    3

     1.13 .................................................................    4

     1.14 .................................................................    4

2.   Purchase and Sale; Determination of Property Size.....................    4

3.   Payment of Purchase Price.............................................    4

4.   Escrow................................................................    5

5.   Condition of Title....................................................    6

6.   Title Policy..........................................................    6

7.   Conditions to Close of Escrow.........................................    6

8.   Deposits by Seller....................................................   12

9.   Deposits by Buyer.....................................................   13

10.  Costs and Expenses....................................................  13

11.  Prorations............................................................  13

12.  Disbursements and Other Actions by Escrow Holder......................  14

13.  Seller's Representations and Warranties...............................  15

14.  Buyer's Covenants, Representations and Warranties.....................  15

15.  LIQUIDATED DAMAGES....................................................  18

16.  WAIVER OF RIGHT TO SPECIFIC PERFORMANCE...............................  19

17.  Damage or Condemnation Prior to Close of Escrow.......................  19

18.  Notices...............................................................  20

19.  Brokers...............................................................  20

20.  Legal Fees............................................................  20

21.  Assignment............................................................  21

22.  Confidentiality.......................................................  21

23.  Miscellaneous.........................................................  22

24.  Additional Seller Obligation - Plat of Subdivision....................  24

25.  Special Service Tax Escrow............................................  24

26.  Condemnation Action by Illinois State Toll Highway Authority..........  25

27.  Right of First Refusal................................................  27

28.  Prohibition on Construction Signs.....................................  28

29.  Infrastructure Rebate.................................................  28


EXHIBIT "A"      LEGAL DESCRIPTION OF PROPERTY
EXHIBIT "B"      SPECIAL WARRANTY DEED
EXHIBIT "C"      SELLER'S CERTIFICATE
EXHIBIT "D"      IDENTIFICATION OF ENVIRONMENTAL REPORT(S)

                        AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS
                        -------------------------------
                                  (Illinois)


TO:  First American Title Insurance          Escrow No._________________________
Company                                      Escrow Officer:  Mary Lou Kennedy
     30 N. LaSalle St., Suite 310            Title Order No.____________________
     Chicago, Illinois 60602                 Title Officer:_____________________


          This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 12th day of November, 1998, by
  ---------
and between Catellus Development Corporation, a Delaware corporation ("Seller"),
                                                                       ------
and MediChem Research, Inc., an Illinois corporation ("Buyer"), with respect to
                                                       -----
the following:

                               R E C I T A L S:
                               - - - - - - - -

          A. Seller is the owner of that certain unimproved real property consisting of approximately 13.3 acres located in or near the Village of Woodridge ("City"), County of Will, State of Illinois, which is more
            ----
particularly described on Exhibit "A" and generally depicted on Exhibit "A-1",
                          -----------                           -------------
both of which are attached hereto, together with all appurtenances thereto and improvements thereon, if any (collectively, the "Property").
                                                 --------

          B. Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller upon the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and the instructions to First American Title Insurance Company ("Escrow Holder") with regard to the escrow
                                   -------------
("Escrow") created pursuant hereto are as follows:
--------

                               A G R E E M E N T:
                               - - - - - - - - -

          1.   Certain Basic Definitions. For purposes of this Agreement, the
               -------------------------
following terms shall have the following definitions.

               1.1       "Business Day" means any day that is not (i) a
                          ------------                        ---
     Saturday, Sunday, or (ii) a holiday as defined in Section 17(a) of the Promissory Note and Bank Holiday Act (205 ILCS 630/17).

               1.2  "Buyer's Address" means:
                     ---------------

                    MediChem Research, Inc.
                    12305 So. New Avenue
                    Lemont, Illinois 60439
                    Attention:  Michael T. Flavin, Ph.D.
                    Facsimile No.: (630) 257-4634
                    Telephone No.: (630) 257-1500

                    With a copy to:

                    Law Offices of Raymond T. Murphy
                    5 Revere Drive, Suite 200
                    Northbrook, Illinois 60062-1500
                    Facsimile No.: (847) 498-7396
                    Telephone No.: (847) 498-7391
                    Attention:  Raymond T. Murphy, Esq.

               1.3  "Closing Date" means March 16, 1999, or any earlier date to
                     ------------
which Buyer and Seller mutually agree in writing; provided, however, Seller may elect, at its sole discretion, to extend the Closing Date to April 1, 1999 by providing written notice to Buyer no later than March 1, 1999.

               1.4  "Close of Escrow" means the date that the Special Warranty
                     ---------------
Deed is recorded in the Official Records.

               1.5  "Contingency Period" shall sometimes collectively refer to
                     ------------------
the following:

                    (a)  "First Contingency Period" means the period commencing
                          ------------------------
     with the Opening of Escrow and ending at 5:00 p.m. (Illinois time) on January 15, 1999. The date on which the First Contingency Period expires is referred to as the "First Contingency Approval Date".
                         -------------------------------

                    (b)  "Second Contingency Period" means the period commencing
                          -------------------------
     with the First Contingency Approval Date and ending at 5:00 p.m. (Illinois time) on March 15, 1999. The date on which the Second Contingency Period expires is referred to as the "Second Contingency Approval Date."
                                    --------------------------------

               1.6  "Deposit" shall consist of the following:
                     -------

                    (a)  "Initial Deposit" means the amount of Ten No/100
                          ---------------
     Dollars ($10,000.00), payable upon the Opening of Escrow (defined below), pursuant to the terms of Section 3(a) below.

                    (b)  "Additional Deposit" means the amount of One Hundred
                          ------------------
     Thousand and No/100 Dollars ($100,000.00), payable on or before the First Contingency Approval Date pursuant to the terms of Section 3(b) below.

               1.7  "Escrow Holder" means First American Title Insurance
                     -------------
Company.

               1.8  "Escrow Holder's Address" means:
                     -----------------------

                    First American Title Insurance Company
                    30 N. LaSalle St., Suite 310
                    Chicago, Illinois 60602
                    Attention: Mary Lou Kennedy
                    Facsimile No.: (312) 553-0480
                    Telephone No.: (312) 553-0471

               1.9  "Official Records"  means the office of the County Recorder
                     ----------------
of the County and State in which the Property is located.

               1.10 "Purchase Price" means the sum of Two Million One Hundred
                     --------------
Thousand One Hundred Thirty-Six and 50/100 Dollars ($2,100,136.50), subject to adjustment as described in Paragraph 2(b) below.

               1.11 "Opening of Escrow" shall have the meaning set forth in
                     -----------------
Paragraph 4(a) below.

               1.12 "Seller's Address" means:
                     ----------------

                    Mr. Greg Streech
                    Catellus Development Corporation
                    165 South Union Boulevard
                    Suite 852
                    Lakewood, Colorado 80228
                    Facsimile No.: (303) 980-3493
                    Telephone No.: (303) 980-5700

                    with a copy to
                    Mr. Dan Marcus
                    Director of Development
                    Catellus Development Corporation
                    1200 Internationale Parkway
                    Suite 100
                    Woodridge, Illinois 60517
                    Facsimile: (630) 972-2515
                    Telephone: (630) 972-2500

               1.13 "Seller's Counsel's Address"
                     --------------------------
means:

                    Allen, Matkins, Leck, Gamble & Mallory LLP
                    18400 Von Karman Avenue
                    4th Floor
                    Irvine, California 92612
                    Attention:  Drew M. Emmel, Esq.
                    Facsimile No.: (949) 553-8354
                    Telephone No.: (949) 553-1313

               1.14 "Title Company" means First American Title Insurance
                     -------------
Company.

          2.   Purchase and Sale; Determination of Property Size.
               -------------------------------------------------

               (a)  Purchase and Sale.  Seller agrees to sell the Property to
                    -----------------
     Buyer, and Buyer agrees to purchase the Property from Seller, for the Purchase Price and upon the terms and conditions herein set forth.

               (b)  Determination of Property Size.  Promptly after the Opening
                    ------------------------------
     of Escrow, Seller shall, at its sole cost and expense (unless Buyer terminates the Agreement in which case Buyer shall be responsible for such costs), order the Survey (described in Paragraph 2(c) below) from which the precise area of the Property may be determined. The parties agree to adjust the Purchase Price to a sum equal to $3.625 times the number of gross square feet of the Property and shall execute and deliver to Escrow Holder an appropriate amendment to this Agreement.

               (c)  Survey.  The survey to be provided by Seller hereunder (the
                    ------
     "Survey") shall be prepared by an Illinois Registered surveyor, and shall
      ------
     be certified to Buyer, Title Company, and any lender making a secured loan to Buyer for the Property if Buyer provides Seller with a written request identifying such lender, as having been prepared in compliance with the Illinois Land Survey Standards and the Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys adopted in 1992. The Survey shall set forth the legal description of the Property, show the location of all improvements, and shall indicate the area (in square feet) of the Property (both inclusive and exclusive of public rights-of-way). The survey shall indicate whether the Property is located within an area designated by the Federal Insurance Administration or any other governmental agency as being subject to special flooding hazards. Buyer may obtain at its sole cost, a topographical survey of the Property.

          3.   Payment of Purchase Price.  The Purchase Price for the Property
               -------------------------
shall be paid by Buyer as follows:

               (a)  Initial Deposit.  Concurrently with the Opening of Escrow,
                    ---------------
     Buyer shall deposit, or cause to be deposited with Escrow Holder, in cash, by bank cashier's check made payable to Escrow Holder, or by a confirmed wire transfer of funds (hereinafter referred to as "Immediately Available
                                                         ---------------------
     Funds"), the Initial Deposit. Escrow Holder shall immediately deliver the
     -----
     Initial Deposit to Seller. The Initial Deposit shall be applicable to the Purchase Price upon the Close of Escrow. Notwithstanding anything in this Agreement to the contrary, unless this Agreement has been terminated in accordance with Paragraph 17 or Seller fails to convey the Property to Buyer as provided herein and such failure constitutes a default by Seller hereunder, the Initial Deposit shall be non-refundable to Buyer and shall be retained by Seller.

               (b)  Additional Deposit.  Upon the expiration of the First
                    ------------------
     Contingency Period, provided Buyer has not earlier terminated this Agreement in accordance with any of its rights to do so contained herein, Buyer shall deposit or cause to be deposited with Escrow Holder in Immediately Available Funds, the Additional Deposit. Upon Escrow Holder's receipt of the Additional Deposit, Escrow Holder shall immediately deliver the Additional Deposit to Seller. The Initial Deposit and the Additional Deposit, or so much thereof as shall have then been deposited into Escrow, shall collectively hereinafter be referred to as the "Deposit." The Deposit shall be applied to the payment of the Purchase Price upon the Close of Escrow. Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Paragraph 17 or by Seller pursuant to Paragraph 7(a)(i)(E), or Seller fails to convey the Property to Buyer as provided herein and such failure constitutes a default by Seller hereunder, the Deposit shall be non-refundable to Buyer and shall be retained by Seller.

               (c)  Closing Funds.  At least one (1) Business Day prior to the
                    -------------
     Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price plus Escrow Holder's estimate of Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement.

          4.   Escrow.
               ------

               (a)  Opening of Escrow.  For purposes of this Agreement, the
                    -----------------
     Escrow shall be deemed opened on the date Escrow Holder shall have received the Initial Deposit from Buyer and a fully executed original or originally executed counterparts of this Agreement from Seller and Buyer (the "Opening
                                                                         -------
     of Escrow"), and Escrow Holder shall notify Buyer and Seller, in writing,
     ---------
     of the date Escrow is opened. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement unless expressly consented or agreed to in writing by Buyer and Seller.

               (b)  Close of Escrow.  This Escrow shall close on or before the
                    ---------------
     Closing Date, provided that Buyer and Seller may, but shall not be obligated to, close the Escrow upon such other earlier or later date as Buyer and Seller mutually agree to in writing. The Close of Escrow shall take place pursuant to a "New York" style closing, and shall be concluded with the use of so-called "gap undertakings" in form and content acceptable to Seller, to be executed by Seller such that the Title Company is prepared to issue the Title Policy in accordance with the provisions herein and dated as of the Closing Date, and the Purchase Price, plus or minus prorations, can be disbursed prior to recording the Special

     Warranty Deed. Seller will require that the "gap undertakings" to be provided by Seller be limited to matters attributable to Seller's actions and those of its agents and contractors. Any escrow charges or other costs associated with the "New York" style closing shall be paid by Buyer.

          5.   Condition of Title.  It shall be a condition to the Close of
               ------------------
Escrow for Buyer's benefit that title to the Property shall be conveyed to Buyer by Special Warranty Deed in the form of Exhibit "B" attached hereto (the
                                        -----------
"Special Warranty Deed") subject to the following condition of title ("Approved
----------------------                                                 --------
Condition of Title"):
------------------

               (a) a lien to secure payment of general and special real property taxes and assessments, not delinquent;

               (b) that certain Declaration of Covenants, Conditions, Restrictions, Reciprocal Rights and Easements, Recorded September 30, 1994 in the County of Will, Illinois as Instrument Number 94-91548;

               (c) matters affecting the Condition of Title created by or with the written consent of Buyer;

               (d)  all exceptions which are disclosed by the "Title Report"
                                                               ------------
     described in Paragraph 7(a)(ii) below, which are approved or deemed approved by Buyer as provided herein;

               (e) a reservation by Seller of all water and mineral rights, as more particularly set forth in the Special Warranty Deed; and

               (f) a reservation of all right, title and interest in and to any award, distribution, proceeds or payments arising out of the pending circuit court action known as The Illinois State Highway Authority v. Catellus Development Corporation, as more particularly set forth in the Special Warranty Deed.

          6.   Title Policy.  Title shall be evidenced by the willingness of
               ------------
Title Company to issue its ALTA Owner's Form Policy of Title Insurance ("Title
                                                                         -----
Policy") in the amount of the Purchase Price showing title to the Property
------
vested in Buyer or its assignee to the extent permitted pursuant to Paragraph 21 hereof. The issuance by Title Company of the Title Policy in favor of Buyer, insuring fee title to the Property to Buyer in the amount of the Purchase Price subject only to the Approved Condition of Title and the general exceptions contained in the policy shall be conclusive evidence that Seller has complied with any obligation, express or implied, to convey good and marketable title to the Property to Buyer.

          7.   Conditions to Close of Escrow.
               -----------------------------

               (a)       Conditions to Buyer's Obligations.  Buyer's
                         ---------------------------------
     obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions for Buyer's benefit (or Buyer's waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the dates designated below for the satisfaction of such conditions. In the event Buyer timely terminates this

     Agreement and the Escrow in writing (on or before the dates designated below) due to the failure of any of such conditions, then both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in Paragraphs 7(a)(i)(B) and (D) below, the legal fees in Paragraph 20 below, and the covenants of Buyer set forth in Paragraph 22 below, which shall survive any such termination).

                         (i)  Inspection and Studies.  Buyer's approval of the
                              ----------------------
          physical condition of the Property, and any engineering, geologic, use, development or other feasibility studies that Buyer chooses to perform, at Buyer's sole cost and expense, prior to the expiration of the First Contingency Period.

                              (A)   Buyer shall have the right to commence
               Buyer's physical inspection of the Property and to undertake any engineering, environmental, soils or other studies of the Property immediately after the Opening of Escrow. Seller agrees to cooperate, without cost or expense to Seller, with the undertaking of such studies, provided that Buyer gives Seller not less than twenty-four (24) hours prior notice of its intended inspection(s). Buyer's physical inspection of and/or testing on the Property shall be conducted during normal business hours at times mutually acceptable to Buyer and Seller. No invasive testing or boring shall be done without prior written notification to Seller and Seller's written permission of the same, which Seller may withhold in its sole and absolute discretion. Notwithstanding any other provision of this Agreement, Buyer shall submit to Seller for review and approval a work plan (the "Work Plan") describing any and all proposed
                               ---------
               invasive environmental due diligence work ("Work") to be
                                                           ----
               conducted on the Property by Buyer (such as the collection of soil or groundwater samples or similar tests involving the penetration of the surface or subsurface of the Property) prior to performing any such Work. Seller, in its reasonable discretion, shall have the right to disapprove or request modifications to the Work Plan within three (3) Business Days of its receipt thereof. Seller's failure to disapprove or request modifications in the Work Plan within said three (3) Business Day period shall be deemed Seller's approval of the Work Plan. If Buyer and Seller are unable to agree upon the scope and content of the Work Plan, Buyer may terminate this Agreement in the manner provided in this Paragraph 7(a)(i). Buyer shall not commence the Work prior to Seller's approval of the Work Plan. Any material modification of, or deviation from, the approved Work Plan shall require Seller's prior written consent. Seller shall have the right to be present during any invasive environmental investigations of the Property. Promptly following completion of the Work, Buyer shall, at its sole cost and expense, remove from the Property any and all wastes or drill cuttings generated from its activities and restore the Property to its condition as it existed immediately prior to Buyer's entry to the Property. Buyer shall use care and consideration in connection with any of its inspections or tests and Seller shall have the right to be present during any inspection of the

               Property by Buyer or its agents. Buyer shall restore the Property to its original condition immediately after any and all tests and/or inspections.

                              (B) Buyer shall protect, indemnify, defend (with counsel reasonably acceptable to Seller) and hold the Property, Seller and Seller's officers, directors, shareholders, participants, partners, affiliates, employees, representatives, invitees, agents and contractors free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs, resulting from Buyer's inspection and testing of the Property, including, without limitation, repairing any and all damages to any portion of the Property, arising out of or related (directly or indirectly) to Buyer's conducting such inspections, surveys, tests, and studies. The Buyer's indemnification obligations set forth herein shall survive the Close of Escrow and shall not be merged with the Special Warranty Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow.

                              (C) Promptly after the Opening of Escrow, Buyer shall be provided with access to all of Seller's files and documents pertaining to the physical condition of the Property which Seller currently has available in the Chicago, Illinois and Lakewood, Colorado offices of Seller, except for appraisals and financial analyses generated by or made on behalf of Seller. Such files and documents shall be made freely available to Buyer or its consultants, upon prior reasonable notice to Seller, at the office of Seller identified in Paragraph 1.12 hereof during normal business hours. Buyer shall have the right to review such files and documents, but may not photocopy any material in such files and documents without the prior consent of Seller, which consent Seller may not unreasonably withhold. Buyer acknowledges that the right to review such files and/or documents does not constitute a warranty by the Seller regarding the accuracy or content of any document contained therein and that such files and documents shall not be deemed to be representations by Seller. Buyer hereby agrees to treat all such files and documents as confidential, not to disclose any information gained by review of such files and documents to any third parties, to use such information only in connection with its proposed purchase of the Property hereunder, and to take all measures necessary to safeguard such information in order to preserve its confidentiality. If Buyer is permitted to make photocopies of any material contained in such files and documents, such copies shall be for Buyer's sole use and Buyer agrees that it will not make such copies available to any third parties other than its lenders, consultants, attorneys, and partners. Buyer shall rely solely upon its own independent investigation concerning matters contained in such files and/or documents. Without limiting the provisions of this Paragraph or Paragraph 14 below, Buyer acknowledges and agrees that Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller's files or in the documents produced by Seller, including, without limitation, any environmental audit or report (if any). Buyer acknowledges further that Seller and Seller's affiliates and agents shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the Property shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof.

                              (D) Prior to any entry upon the Property by Buyer or Buyer's agents, contractors, subcontractors or employees, Buyer shall deliver to Seller an original endorsement to Buyer's commercial general liability insurance policy which evidences that Buyer is carrying a commercial general liability insurance policy with a financially responsible insurance company acceptable to Seller, covering (1) the activities of Buyer, and Buyer's agents, contractors, subcontractors and employees on or upon the Property, and (2) Buyer's indemnity obligation contained in Paragraph 7(a)(i)(B). Such endorsement to such insurance policy shall evidence that such insurance policy shall have a per occurrence limit of at least One Million Dollars ($1,000,000) and an aggregate limit of at least Two Million Dollars ($2,000,000), shall name Seller as an additional insured, shall be primary and non-contributing with any other insurance available to Seller and shall contain a full waiver of subrogation clause.

                              (E)   If Buyer undertakes an environmental
               assessment for the Property pursuant to Paragraph 7(a)(i)(A) hereof, such assessment shall be completed on or before January 15, 1999. A draft copy of the environmental report prepared by or on behalf of Buyer which describes the results of the Work shall be delivered to Seller for review and comment at least three (3) Business Days prior to the report being finalized. Buyer shall use reasonable efforts to cause the report to expressly run to the benefit of Buyer and Seller. Buyer shall authorize the consultant preparing such report to discuss with Seller in Buyer's presence Seller's comments and recommendations concerning the report, and Seller shall be responsible for any fees incurred in connection with such discussions. Ultimate responsibility for the report shall, however, rest with Buyer's consultant and not the Seller. Buyer may provide to its directors, officers, employees, agents, counsel, consultants, and lenders (collectively, "Agents") the draft and final report and all
                               ------
               environmental due diligence information acquired by Buyer, provided that such Agents shall keep such information confidential and shall not deliver or disclose any of the information to any governmental agency or other party without the prior written consent of Seller or unless otherwise required by law. In the event (i) such report indicates that the Property contains any Hazardous Material(s) (as defined in Paragraph 14(c) below) or that the Property is not in compliance with any law or regulation enforced by any

               Environmental Agency (as hereinafter defined), or (ii) Seller or Buyer is notified by the Environmental Protection Agency, or any other federal, state or local governmental or quasi-governmental entity (collectively, "Environmental Agency") prior to the Close
                                      ---------------------
               of Escrow that the Property contains or may contain any Hazardous Material(s) or is not in compliance with any applicable regulatory requirement, Buyer or Seller may elect to terminate this Agreement by delivering written notice to the other party and Escrow Holder of such election to terminate within thirty
               (30) calendar days of such party's receipt of the environmental consultant's final report or notice from any Environmental Agency, and thereafter neither Buyer nor Seller shall have any further liability hereunder, except for Buyer's obligations under Paragraphs 7 (a)(i)(B), 7(a)(i)(D), 20 and 22 hereof. Notwithstanding the foregoing, provided that Seller timely allows Buyer access to its files and documents pursuant to Paragraph 7(a)(i)(C), Buyer's right to terminate this Agreement as specified above shall be exercised on or before the expiration of the First Contingency Period. Seller shall be under no obligation to Buyer to clean up or remove any Hazardous Material(s) discovered on the Property. If Seller elects to terminate this Agreement pursuant to this Paragraph 7(a)(i)(E), then upon such termination, the Deposit shall be returned to Buyer.

                         In the event Seller does not elect to terminate this
               Agreement pursuant to this Paragraph 7(a)(i)(E), and Buyer approves the physical condition of the Property, then whether or not an environmental study has been made of the Property, Buyer shall be deemed to have agreed to accept title to the Property subject to any Hazardous Material(s) discovered on the Property in accordance with the provisions of Paragraph 14(c) hereof.

                    If, during the First Contingency Period, Buyer determines that it is dissatisfied, in Buyer's sole and absolute discretion, with any aspects of the Property, and/or its condition or suitability for Buyer's intended use or development, then Buyer may terminate this Agreement and the Escrow created pursuant hereto by delivering written
                                                                         -------
          notice to Seller and Escrow Holder on or before the expiration of the First Contingency Period of Buyer's election to terminate. If Buyer fails to deliver any such written termination notice to Seller and
                                    -------
          Escrow Holder on or before the expiration of the First Contingency Period, then Buyer shall be conclusively deemed to be satisfied with all aspects of the Property, including, without limitation, the condition and suitability of the Property for Buyer's intended use.

                    (ii)   Buyer's Review of Title.  Within a reasonable
                           -----------------------
          period of time following the Opening of Escrow (but in no event later than ten (10) Business Days after the Opening of Escrow), Seller shall deliver, or cause to be delivered, to Buyer a standard preliminary report from the Title Company with respect to the Property, together with the underlying documents relating to the Schedule B exceptions set forth in such report (collectively, the "Title Report").

          Buyer shall have until that date which is twenty (20) Business Days after Buyer's receipt of the Title Report (the "Title Review Period")
                                                          -------------------
          to give Seller and Escrow Holder written notice ("Buyer's Title
                                                            -------------
          Notice") of Buyer's disapproval or conditional approval of any matters
          ------
          shown in the Title Report. The failure of Buyer to give Buyer's Title Notice on or before the end of the Title Review Period shall be conclusively deemed to constitute Buyer's approval of the condition of title to the Property. If Buyer disapproves or conditionally approves in writing any matter of title shown in the Title Report or Survey, then Seller may, but shall have no obligation to, within five (5) Business Days after its receipt of Buyer's Title Notice ("Seller's
                                                                    --------
          Election Period"), elect to eliminate (or ameliorate to Buyer's
          ---------------
          satisfaction) the disapproved or conditionally approved title matters by giving Buyer written notice ("Seller's Title Notice") of those
                                           ---------------------
          disapproved or conditionally approved title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date; provided, that, Seller shall have no obligation to pay any consideration or incur any liability in order to eliminate or ameliorate such disapproved title matters; provided, that Seller shall remove any deeds of trust created by Seller which encumber the Property upon the Close of Escrow. If Seller does not elect to eliminate (or ameliorate to Buyer's satisfaction) any disapproved or conditionally approved title matters, or if Buyer disapproves Seller's Title Notice, or if Seller fails to timely deliver Seller's Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before five (5) Business Days following the expiration of Seller's Election Period) of a written notice, to either: (A) waive its prior disapproval, in which event said disapproved matters shall be deemed unconditionally approved; or (B) terminate this Agreement and the Escrow created pursuant hereto. Failure to take either one of the actions described in (A) and (B) above shall be deemed to be Buyer's election to take the action described in (A) above. If, in Seller's Title Notice, Seller has agreed to either eliminate or ameliorate to Buyer's satisfaction by the Closing Date certain disapproved or conditionally approved title matters described in Buyer's Title Notice, but Seller is unable or unwilling to do so, then Buyer shall have the right (which shall be Buyer's sole and exclusive right or remedy for such failure), upon delivery to Seller and Escrow Holder (on or before one (1) Business Day prior to the expiration of the First Contingency Period) of a written notice to either: (x) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (y) terminate this Agreement and the Escrow created pursuant hereto. Failure to take either one of the actions described in (x) and (y) above shall be deemed to be Buyer's election to take the action described in (x) above. In the event this Agreement is terminated by Buyer pursuant to the provisions of this Paragraph 7(a)(ii), neither party shall have any further rights or obligations hereunder except that the indemnity and insurance obligations of Buyer set forth in Paragraph 7(a)(i)(B) above, legal fees in Paragraph 20 below, and the covenants of Buyer set forth in Paragraph 22 below shall survive any such termination.

                    (iii)  Buyer's Financing.  Buyer shall have until the
                           -----------------
          expiration of the Second Contingency Period to obtain a commitment from a lender to fund up to eighty percent (80%) of the Purchase Price for a period of twenty-five (25)
          years and an annual interest rate of no more than the then current interest rate identified by First National Bank of Chicago as its "prime lending" rate plus one percent (1%). Buyer covenants to exercise its best efforts to obtain such financing. In the event Buyer is unsuccessful in obtaining a commitment for such financing on or before the expiration of the Second Contingency Period, despite using its best efforts, Buyer may elect to terminate this Agreement by delivering written notice to Seller and Escrow Holder on or before such date, together with written evidence from the potential lender stating that Buyer's request for financing has been denied and that Buyer has fully cooperated with such lender and has complied with all lender's requests for information in connection with processing Buyer's application for such financing. In the event of such termination, the Deposit (i.e., both the Initial Deposit and the
                                    ----
          Additional Deposit) shall be forfeited to Seller. If Buyer fails to deliver such written notice to Seller and Escrow Holder before expiration of the Second Contingency Period, together with the accompanying documentation described immediately above, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to this Paragraph 7(a)(iii).

                    (iv) Seller's Obligations.  As of the Close of Escrow,
                         --------------------
          Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

               (b) Conditions to Seller's Obligations.  For the benefit of
                   ----------------------------------
     Seller, the Close of Escrow shall be conditioned upon the occurrence or satisfaction by Buyer of all obligations required to be performed by Buyer under this Agreement for Seller's benefit (or Seller's waiver thereof, it being agreed that Seller may waive such condition). If the Buyer terminates the Agreement or if Close of Escrow does not occur, for any reason, Buyer shall promptly deliver to Seller (no later than five (5) days after the termination of this Agreement) at no cost or expense to Seller, all of the engineering, architectural, and other studies, drawings, reports, surveys, entitlement applications (including but not limited to subdivision and zoning applications and information, if any) of any kind or nature, and similar materials prepared by or on behalf of Buyer with respect to the Property, and/or Buyer's proposed use or development of the Property.

          8.  Deposits by Seller.  Prior to the Close of Escrow, Seller shall
              ------------------
deposit or cause to be deposited with Escrow Holder the following documents and instruments:

               (a) Special Warranty Deed.  The Special Warranty Deed, duly
                   ---------------------
     executed by Seller and acknowledged.

               (b) Seller's Certificate of Non-Foreign Status.  A certificate of
                   ------------------------------------------
     non-foreign status ("FIRPTA Certificate"), duly executed by Seller, in the
                          ------------------
     form attached hereto as Exhibit "C".
                             -----------

               (c) Memorandum.  A counterpart of the Memorandum (as defined in
                   ----------
     Paragraph 27(b) below), duly executed by Seller and acknowledged.

               (d) Other Instruments.  Such other instruments and documents as
                   -----------------
     are required under Paragraph 23(b) hereof.

          9.  Deposits by Buyer.  Buyer shall deposit or cause to be deposited
              -----------------
with Escrow Holder the Deposit, which is to be applied towards the payment of the Purchase Price, and the balance of the Purchase Price in the amounts and at the times set forth in Paragraph 3 above. In addition, Buyer shall deposit with Escrow Holder prior to the Close of Escrow the following documents and instruments:

               (a) Memorandum.  A counterpart of the Memorandum, duly executed
                   ----------
     by Buyer and acknowledged.

               (b) Fees and Other Instruments.  Such other fees, documents and
                   --------------------------
     instruments as are required under Paragraphs 10, 21 and 23(b) hereof.

          10.  Costs and Expenses.  The cost of the basic Title Policy shall be
               ------------------
paid by Seller, and the premium and any additional costs for extended coverage and/or the cost of any endorsements to the Title Policy, if any, shall be paid by Buyer. The escrow fee of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all state and county documentary transfer taxes payable in connection with the recordation of the Special Warranty Deed. Buyer shall pay all recording fees and any municipal transfer taxes. Seller shall pay for the Survey unless the Agreement is terminated by the Buyer, in which event Buyer shall reimburse Seller for the cost of the Survey within five (5) days of such termination. Buyer and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's fees and charges.

          11.  Prorations.  The following prorations shall be made between
               ----------
Seller and Buyer on the Close of Escrow, computed as of the Close of Escrow:

               (a) Taxes and Assessments.  Real property taxes and assessments
                   ---------------------
     on the Property shall be prorated on the basis that Seller is responsible for (i) all such taxes for the calendar year occurring prior to the "Current Tax Period" (as hereinafter defined) and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the Close of Escrow, inclusive, whether or not the same shall be payable prior to the Close of Escrow; provided, however, in no event shall such prorations alter (A) Buyer's sole and exclusive responsibility for payment of the "Special Service Area Taxes", as defined and described in Paragraph 25, or (B) Seller's right to receive one hundred percent (100%) of any rebate, credit, payment or allocation of funds from the Village of Woodridge, as described in Paragraph 29. The phrase "Current Tax Period" refers to the calendar year in which the Close of Escrow occurs. In the event that as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates, assessed valuation and average annual increase of the previous five year period, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be re-prorated (up or down) between the parties to reflect the actual amount of such taxes and assessments. Seller shall notify Buyer of the amount of the adjustment, if any, supporting same with copies of the final tax bill, with payment due the appropriate party, as the case may be, not later than 30 days following such notice. If the Property is not a separate tax parcel, the real property taxes and assessments allocated to the Property shall be based on the gross square footage of the Property as compared to the gross square footage of the tax parcel(s) in which the Property is located adjusted to account for any improvements constructed on the tax parcel (i.e., all
                                                                 ----
     assessments for improvements shall be excluded from such calculation).

               (b) Escrow Statement.  At least one (1) Business Day prior to the
                   ----------------
     Close of Escrow the parties hereto shall agree upon all of the prorations to be made and submit a statement to the Escrow Holder (or sign a statement prepared by Escrow Holder) setting forth the same. In the event that any prorations, apportionments or computations made under this Paragraph shall require final adjustment, then the parties hereto shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration will be paid in cash to the party entitled thereto.

          12.  Disbursements and Other Actions by Escrow Holder.  Upon the Close
               ------------------------------------------------
of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

               (a) Prorations.  Prorate all matters referenced in Paragraph 11
                   ----------
     based upon the statement delivered into Escrow signed by the parties, except for the Special Service Area Taxes described in Paragraph 25 and any rebate, credit, payment or allocation of funds described in Paragraph 29.

               (b) Recording.  Cause the Special Warranty Deed and any other
                   ---------
     documents which the parties hereto may mutually direct, to be recorded in the Official Records.

               (c) Funds.  Disburse from funds deposited by Buyer with Escrow
                   -----
     Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer.

               (d) Title Policy.  Direct the Title Company to issue the Title
                   ------------
     Policy to Buyer.

               (e) Documents to Seller.  Deliver to Seller a copy of the
                   -------------------
     Memorandum bearing the official stamp of the county recorder reflecting the recording information and any other documents to be delivered to Seller hereunder.

               (f) Documents to Buyer.  Deliver to Buyer the FIRPTA Certificate,
                   ------------------
     a copy of the Memorandum bearing the official stamp of the county recorder reflecting the recording information and any other documents to be delivered to Buyer hereunder.

          13.  Seller's Representations and Warranties.  Seller hereby makes the
               ---------------------------------------
following representations and warranties to Buyer as of the date of this Agreement, each of which is material and being relied upon by Buyer:

               (a) Authority.  Seller has the legal right, power and authority
                   ---------
     to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

               (b) Foreign Person Affidavit.  Seller is not a foreign person as
                   ------------------------
     defined in Section 1445 of the Internal Revenue Code.

               (c) Actions.  Seller has no actual knowledge of and has received
                   -------
     no written notice of any pending or threatened actions, suits, claims or proceedings affecting the Property, including, any judicial proceedings in eminent domain.

               (d) Hazardous Materials.  To Seller's actual knowledge, except as
                   -------------------
     disclosed in the Environmental Reports (as defined in Paragraph 14) (i) there are no Hazardous Materials (as defined in Paragraph 14(c) below) located on the Property, and (ii) there is no condition affecting the Property that constitutes a violation of any law governing the storage or disposal of Hazardous Materials.

               (e) Files and Documents.  To Seller's actual knowledge, other
                   -------------------
     than the documents and materials located in Seller's Lakewood, Colorado and Chicago, Illinois offices, there are no other documents or materials containing material information about the Property.

               The term "actual knowledge of Seller," or similar phrases, as used in this Agreement, shall refer to the actual, present knowledge of Ted Antenucci, Vice-President, and Jim Adams, Director Environmental Services, as of the date of this Agreement without any duty of investigation or inquiry of any kind or nature whatsoever, and "written notice" shall mean written notice actually received in either the Seller's Chicago, Illinois regional office or its Lakewood, Colorado office. Seller represents and warrants to Buyer that Ted Antenucci is the employee of Seller with the most knowledge about the Property excluding issues relating to whether there are Hazardous Materials located thereon and that Jim Adams is the employee of Seller having the most knowledge about whether there are Hazardous Materials located on the Property.

               Seller agrees to provide Buyer with written notice if there is a material change prior to the Close of Escrow in Seller's knowledge (meaning the actual knowledge of the individuals identified in the immediately preceding paragraph) with respect to any of the foregoing representations.

          14.  Buyer's Covenants, Representations and Warranties.  In
               -------------------------------------------------
consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following covenants, representations and warranties, each of which is material and is being relied upon by Seller:

               (a) Authority.  Buyer has the legal right, power and authority to
                   ---------
     enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

               (b) Seller's Environmental Inquiry.  Buyer acknowledges that it
                   ------------------------------
     has been advised by Seller that the only inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain the environmental report(s) described in Exhibit "D"
                                                                    -----------
     attached hereto (the "Environmental Reports").  Buyer acknowledges that
                           ---------------------
     Seller has advised Buyer that the disclosure requirements of the Illinois Responsible Property Transfer Act do not apply to the transfer contemplated by this Agreement.

               (c) Condition of Property.  Buyer acknowledges and agrees that it
                   ---------------------
     is purchasing the Property based upon its own inspection and investigation of the Property and all documents related thereto, or its opportunity to do so, and Buyer is purchasing the Property in an "AS IS, WHERE IS" condition,
                                                     ---------------
     without relying upon any representations or warranties, express, implied or statutory, of any kind. Without limiting the above, Buyer acknowledges that neither Seller, except as expressly set forth in Paragraph 13, nor any employee, agent, or contractor of Seller, nor any other third party on behalf of Seller, has made any representations or warranties, express or implied, on which Buyer is relying as to any matters, directly or indirectly, concerning the Property including, but not limited to, the land, the square footage of the Property, improvements and infrastructure, if any, development rights and exactions, expenses associated with the Property, taxes, assessments, bonds, permissible uses, title exceptions, water or water rights, topography, utilities, availability or capacity of utilities, zoning of the Property, soil, subsoil, the purposes for which the Property is to be used, drainage, environmental or building laws, rules or regulations, toxic waste or Hazardous Materials or any other matters affecting or relating to the Property. Buyer hereby expressly acknowledges that no such representations have been made. Buyer further acknowledges and agrees that the available water and sewer capacity to service the Property is currently allocated at a maximum of 1,000 gallons per day, per gross acre of land contained within the Property, and that said 1,000 gallons will be the equivalent of domestic strength effluent. Buyer also agrees to pay any utility infrastructure recapture charges and water/sewage charges for the Property which are payable after Close of Escrow. Buyer further acknowledges and agrees it will be required to pay for the fees set forth in Article XVIII, Subparagraph C of the Annexation Agreement (as defined in Paragraph 29 hereof). The closing of the purchase of the Property by Buyer hereunder shall be conclusive evidence that (1) Buyer has fully and completely inspected (or has caused to be fully and completely inspected) the Property, (2) Buyer accepts the Property as being in good and satisfactory condition and suitable for Buyer's purposes, and (3) the Property fully complies with Seller's covenants and obligations hereunder.

               Buyer shall perform and rely solely upon its own investigation concerning its intended use of the Property, the Property's fitness therefor, and the availability of such intended use under applicable statutes, ordinances, and regulations. Buyer further acknowledges and agrees that Seller's cooperation with Buyer in connection with Buyer's due diligence review of the Property, whether by providing the Title Report, the Environmental Reports and other documents, or permitting inspection of the Property, shall not be construed as any warranty or representation, express or implied, of any kind with respect to the Property, or with respect to the accuracy, completeness, or relevancy of any such documents.

               Without limiting the generality of the foregoing, Buyer hereby expressly waives, releases and relinquishes any and all claims, causes of action, rights and remedies Buyer may now or hereafter have against Seller, and the affiliates, directors, officers, attorneys, employees, partners, shareholders and agents of Seller, whether known or unknown, with respect to any past, present or future presence or existence of Hazardous Materials on, under or about the Property (except for Hazardous Materials proven to have been disposed of or released by Seller during its ownership of the Property), or with respect to any past, present or future violations of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage, release or disposal of Hazardous Materials (except for violations proven to have been committed by Seller during its ownership of the Property), including, without limitation, (i) any and all rights Buyer may now or hereafter have against Seller or respecting the Property under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the
                                              ------
     Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. (S)9613), as the same may be further amended or replaced by any similar law, rule or regulation; (ii) any and all rights Buyer may now or hereafter have against Seller under the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
     (S) 6901 et seq. ("RCRA") or other federal statutes concerning
              -- ---    ----
     environmental protection, Illinois Environmental Protection Act, 415 ILCS 5/1, et seq. (the "Illinois Act"), or state or local laws, ordinances or
          -- ---        ------------
     regulations concerning environmental protection; and (iii) any and all claims, whether known or unknown, based on nuisance, trespass or any other common law or statutory provisions. As used herein, the term "Hazardous
                                                                    ---------
     Material(s)" includes, without limitation, any hazardous or toxic
     -----------
     materials, substances or wastes, such as (A) those materials identified as "hazardous substances" under CERCLA, "hazardous waste" under RCRA, or "hazardous substances" or "hazardous waste" under the Illinois Act, as amended from time to time, (B) those materials defined in the Illinois Act or state or local laws, ordinances or regulations concerning environmental protection, (C) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the state of Illinois or any agency of the United States Government, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls (PCBs), and (H) freon and other chlorofluorocarbons.

               The waivers and releases by Buyer herein contained shall survive the recordation of the Special Warranty Deed and the Close of Escrow and shall not be deemed merged into the Special Warranty Deed upon its recordation.

               (d) Limitation on Seller's Liability.  Buyer represents and
                   --------------------------------
     covenants that Seller shall not have any liability, obligation or responsibility of any kind with respect to the following:

                    (i) The content or accuracy of any report, study, opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof;

                    (ii) The content or accuracy of any information released to Buyer by an engineer or planner in connection with the development of the Property;

                    (iii) The availability of building or other permits or approvals for the Property by any state or local governmental bodies with jurisdiction over the Property;

                    (iv) The availability or capacity of sewer, water or other utility connections to the Property;

                    (v) Any of the items delivered to Buyer pursuant to Buyer's review of the condition of the Property; and

                    (vi) The content or accuracy of any other development or construction cost, projection, financial or marketing analysis or other information given to Buyer by Seller or reviewed by Buyer with respect to the Property.

          15.  LIQUIDATED DAMAGES.  IF BUYER COMMITS A DEFAULT UNDER THIS
               ------------------
AGREEMENT, THEN IN ANY SUCH EVENT, THE ESCROW HOLDER MAY BE INSTRUCTED BY SELLER TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER'S DAMAGE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT. ACCORDINGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF DEFAULT BY BUYER UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW, "LIQUIDATED DAMAGES" EQUAL TO THE AMOUNT REPRESENTED BY THE DEPOSITS PLUS ANY AND ALL ACCRUED INTEREST THEREON. THEREFORE, IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT, SELLER MAY INSTRUCT THE ESCROW HOLDER TO CANCEL THE ESCROW WHEREUPON ESCROW HOLDER SHALL IMMEDIATELY PAY OVER TO SELLER THE DEPOSIT, IF HELD BY ESCROW HOLDER, TOGETHER WITH ALL INTEREST ACCRUED THEREON, AND SELLER SHALL BE RELIEVED FROM ALL OBLIGATIONS AND LIABILITIES HEREUNDER, AND, PROMPTLY FOLLOWING ESCROW HOLDER'S RECEIPT OF SUCH INSTRUCTION, ESCROW HOLDER SHALL CANCEL THE ESCROW.

          NOTHING CONTAINED IN THIS PARAGRAPH SHALL SERVE TO WAIVE OR OTHERWISE LIMIT SELLER'S REMEDIES OR DAMAGES FOR CLAIMS OF SELLER AGAINST BUYER ARISING OUT OF PARAGRAPHS 7(a)(i)(B) AND 22 HEREOF OR WAIVE OR OTHERWISE LIMIT SELLER'S RIGHTS TO OBTAIN FROM BUYER ALL

COSTS AND EXPENSES OF ENFORCING THIS LIQUIDATED DAMAGE PROVISION, INCLUDING ATTORNEYS' FEES AND EXPERT COSTS AND FEES, PURSUANT TO PARAGRAPH 20.

          SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 15 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.


          _________________            ________________
          Seller's Initials            Buyer's Initials

          16.  WAIVER OF RIGHT TO SPECIFIC PERFORMANCE.  IF SELLER SHALL FAIL TO
               ---------------------------------------
CONVEY THE PROPERTY TO BUYER IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND SUCH FAILURE CONSTITUTES A DEFAULT HEREUNDER, THEN BUYER SHALL BE ENTITLED TO THE RETURN OF THE DEPOSIT AND ALL INTEREST ACCRUED THEREON WHILE IN ESCROW BUT BUYER SHALL NOT HAVE THE RIGHT TO RECEIVE ANY EQUITABLE RELIEF,
                       ---
INCLUDING, WITHOUT LIMITATION, THE RIGHT TO RECORD A LIS PENDENS AGAINST THE
                                                     --- -------
PROPERTY UNDER APPLICABLE LAW, OR TO PURSUE THE SPECIFIC PERFORMANCE OF THIS AGREEMENT, BUT SHALL HAVE THE RIGHT TO PURSUE AN ACTION FOR DAMAGES AGAINST SELLER RELATIVE TO SUCH DEFAULT, BUT SUCH DAMAGES SHALL BE LIMITED TO AN AMOUNT EQUAL TO ONE HUNDRED FIFTY PERCENT (150%) OF THE DEPOSIT. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 16 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.


          _________________            ________________
          Seller's Initials            Buyer's Initials

          17.  Damage or Condemnation Prior to Close of Escrow.  Seller shall
               -----------------------------------------------
promptly notify Buyer of any actual casualty to the Property or any actual, impending or threatened condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion (in excess of 5% of the value) of the Property,

          Seller or Buyer may, at their option, elect either to: (i) terminate this Agreement, in which event all funds deposited into Escrow by Buyer shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, or (ii) continue the Agreement in effect, in which event upon the Close of Escrow, Buyer shall be entitled to any compensation, awards, or other payments or relief resulting from such casualty or condemnation proceeding relating to the Property and there shall be no adjustment to the Purchase Price.

          18.  Notices.  All notices, approvals, demands, or other
               -------
communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by a nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, or delivered or sent by telecopy and shall be deemed received upon the earlier of (i) if personally delivered or sent by overnight courier, the date of delivery to the address of the person to receive such notice, (ii) if mailed, five (5) Business Days after the date of posting by the United States post office, or (iii) if given by telecopy or facsimile, when sent with confirmation of receipt. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. All notices to Seller shall be sent to Seller's Address with a copy to Seller's Counsel's address. All notices to Buyer shall be sent to Buyer's Address with a copy to Buyer's Counsel's address. All notices to Escrow Holder shall be sent to Escrow Holder's Address. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next Business Day immediately following such Saturday, Sunday or legal holiday. Notice of change of address shall be given by written notice in the manner detailed in this Paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

          19.  Brokers.  Upon the Close of Escrow, Seller shall pay a real
               -------
estate brokerage commission to Paine/Wetzel Associates, Inc. with respect to this transaction in accordance with Seller's separate agreement with said broker and Seller hereby agrees to indemnify and hold Buyer free and harmless from such commission obligations. If any additional claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

          20.  Legal Fees.  In the event of the bringing of any action or suit
               ----------
by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement or any other dispute between the parties concerning this Agreement or the Property, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees (collectively "Costs")
                                                                  -----
incurred in enforcing, perfecting and executing such judgment. For the purposes of this

Paragraph, Costs shall include, without limitation, attorneys' and experts' fees, costs and expenses incurred in the following: (i) post judgment motions;
(ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation. This Paragraph shall survive any termination of this Agreement prior to the Close of Escrow and shall also survive the recordation of the Special Warranty Deed and the Close of Escrow and shall not be deemed merged into the Special Warranty Deed upon its recordation.

          21.  Assignment.  Buyer shall not assign, transfer or convey its
               ----------
rights and/or obligations under this Agreement and/or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion, provided, that, Buyer is not required to obtain Seller's consent to a proposed assignment of this Agreement if the proposed assignee assumes all of the obligations of Buyer under this Agreement and such assignment is (a) to an affiliate of Buyer so long as Buyer (i) is in control of the management of such affiliate, and (ii) owns at least a fifty percent (50%) interest therein or (b) to a partnership so long as Buyer, or an affiliate of Buyer (which meets the above requirements), is the general partner of such partnership or (c) to a limited liability company so long as Buyer, or an affiliate of Buyer (which meets the above requirements), is the managing member of such limited liability company and Buyer owns at least a twenty-five percent (25%) interest in such limited liability company. Buyer agrees to deliver to Seller, within no less than ten (10) Business Days prior to the Close of Escrow, such documentation and other evidence Seller may request in a form reasonably satisfactory to Seller which substantiates that an assignment by Buyer to an affiliate satisfies the above parameters and reflects that such assignee has assumed all of the obligations of Buyer under this Agreement. Buyer shall deposit the original documents provided for in the immediately preceding sentence with Escrow Holder. Except as specifically set forth above, any attempted assignment without the prior written consent of Seller shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve, alter or release the assigning party from its primary liability under this Agreement.

          22.  Confidentiality.  Except as specifically provided herein, neither
               ---------------
Buyer nor Seller shall disclose any of the terms or provisions of this Agreement prior to the Close of Escrow to any person or entity not a party to this Agreement. Further, neither shall issue any press releases or make any public statements relating to this Agreement or Buyer's intended use of the Property. Buyer shall keep all materials provided or made available to Buyer by Seller, and all materials generated by Buyer in the course of conducting its inspections, review of books and records, and other due diligence activities relating to the Property (including, without limitation, matters relating to the environmental condition of the Property), whether obtained through documents, oral or written communications, or otherwise (collectively, the "Information"),
                                                                 -----------
in the strictest confidence; provided, however, Buyer may make necessary disclosures to potential lenders, partners, and attorneys. Under no circumstances shall any of the Information be used for any purpose other than the investigation of the Property in connection with its purchase by Buyer as contemplated under this Agreement. In the event the sale of the property is not consummated, Buyer shall return to Seller all original materials, together with any copies made by Buyer, and all copies of any reports or compilations of data generated from materials or other Information provided to Buyer, and Buyer will cause third parties acting on behalf of Buyer to deliver to Seller all such materials in their possession. Seller will similarly hold any financial, product or process information provided by Buyer in the strictest confidence.

          23.  Miscellaneous.
               -------------

               (a) Survival of Covenants.  The covenants, representations and
                   ---------------------
     warranties of Buyer set forth in this Agreement shall survive the recordation of the Specialty Warranty Deed and the Close of Escrow and shall not be deemed merged into the Specialty Warranty Deed upon its recordation. The covenants, representations and warranties of Seller set forth in this Agreement shall survive the recordation of the Specialty Warranty Deed and the Close of Escrow for a period of one (1) year. There shall be a right to bring an action under this Paragraph only if Buyer has given Seller written notice of the circumstances giving rise to the alleged breach within the applicable period.

               (b) Required Actions of Buyer and Seller.  Buyer and Seller agree
                   ------------------------------------
     to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

               (c) Time of Essence.  Time is of the essence of each and every
                   ---------------
     term, condition, obligation and provision hereof. All references herein to a particular time of day shall be deemed to refer to Chicago, Illinois time.

               (d) Counterparts.  This Agreement may be executed in multiple
                   ------------
     counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

               (e) Captions.  Any captions to, or headings of, the Paragraphs or
                   --------
     Subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

               (f) No Obligations to Third Parties.  Except as otherwise
                   -------------------------------
     expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

               (g) Exhibits.  The Exhibits attached hereto are hereby
                   --------
     incorporated herein by this reference for all purposes.

               (h) Amendment to this Agreement.  The terms of this Agreement may
                   ---------------------------
     not be modified or amended except by an instrument in writing executed by each of the parties hereto.

               (i) Waiver.  The waiver or failure to enforce any provision of
                   ------
     this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

               (j) Applicable Law.  This Agreement shall be governed by and
                   --------------
     construed and enforced in accordance with the laws of the State of Illinois.

               (k) Fees and Other Expenses.  Except as otherwise provided
                   -----------------------
     herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

               (l) Entire Agreement.  This Agreement supersedes any prior
                   ----------------
     agreements, negotiations and communications, oral or written, including any letter of intent or letter of understanding previously executed by such parties, if any, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

               (m) Partial Invalidity.  If any portion of this Agreement as
                   ------------------
     applied to either party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this Agreement and shall in no way effect the validity or enforceability of the remaining portions of this Agreement.

               (n) Successors and Assigns.  Subject to the provisions of
                   ----------------------
     Paragraph 21 hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

               (o) Business Days.  In the event any date described in this
                   -------------
     Agreement relative to the performance of actions hereunder by Buyer, Seller and/or Escrow Holder falls on a Saturday, Sunday or legal holiday, such date shall be deemed postponed until the next Business Day thereafter.

               (p) Independent Counsel.  Buyer and Seller each acknowledge that:
                   -------------------
     (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement in its final form.

               (q) Backup Offers.  Until the end of the First Contingency
                   -------------
     Period, Seller shall have the right to show the Property and to solicit and receive backup offers for the sale of the Property. Seller is entitled to execute "backup" agreements and offers for the sale of the Property. Seller must, however, indicate to such prospective purchasers that the Property is "under contract." Once the Second Contingency Period has commenced Seller may receive but no longer solicit "backup" offers and any such offers shall be specifically subject to Buyer's rights under this Agreement.

               (r) No Recorded Memorandum.  Buyer shall not record this
                   ----------------------
     Agreement or any short form memorandum of this Agreement.

          24.  Additional Seller Obligation - Plat of Subdivision.  Seller
               --------------------------------------------------
shall, at its sole cost and expense, cause to be prepared a plat of subdivision (or resubdivision) which will establish the Property as a legal subdivided lot, and shall include any surrounding property as Seller deems appropriate. Such plat may include, without limitation, a public dedication of the easements and a dedication of a private easement providing Seller, or an association responsible for the maintenance of common areas within the Internationale Centre, with access to the property adjacent to the easterly boundary of the Property for the purpose of constructing and maintaining a water detention pond and related facilities on such adjacent property. Prior to the expiration of the First Contingency Period, Buyer may review and approve in its reasonable discretion such plat. Such plat shall not be modified after the last day of the First Contingency Period, without Buyer's prior written consent, which shall not be unreasonably withheld or delayed. On or before Close of Escrow, Seller shall use its reasonable efforts to cause the plat of subdivision to be approved by the Village of Woodridge and all other requisite governmental authorities and recorded (the "Final Plat Approval"), provided that Seller shall not be
               -------------------
obligated to initiate or threaten any legal proceedings, or to grant or pay any consideration (other than normal filing fees) in order to obtain the Final Plat Approval. It shall be a condition to the Close of Escrow for Seller's benefit that Seller obtain the Final Plat Approval, and if Seller has been unable to obtain the Final Plat Approval on or before the Closing Date, Seller may, at its option, extend the Closing Date for up to additional thirty (30) days in order to provide additional time to obtain the Final Plat Approval. If the Final Plat Approval is not obtained by the Closing Date (as such date may be extended by Seller), Seller may terminate this Agreement.

          25.  Special Service Tax Escrow.  Seller and Buyer acknowledge that
               --------------------------
Seller is currently obligated to pay certain ad valorem taxes and assessments for "Special Service Area No. 2 Woodridge" which covers the Property and certain
     ------------------------------------
of Seller's other property surrounding the Property (herein referred to as the "Special Service Area Taxes"). Buyer hereby agrees and acknowledges that Buyer
---------------------------
shall be solely and exclusively responsible and obligated to timely pay, before delinquent, all of the Special Service Area Taxes for the Property from and after the Close of Escrow, and Seller shall have no responsibility or obligation with respect thereto other than as set forth in this Paragraph. Seller has agreed to deliver to the Title Company, on or before the Closing Date, the total sum of Twenty-One Thousand Eighty and 00/00 Dollars ($21,080.00) in cash, which sum represents an estimate of the total Special Service Area Taxes owed for the Property until maturity of the debt obligations owed by Seller to the Village of Woodridge for the Special Service Area Taxes. The sum of Twenty-One Thousand Eighty and 00/00 Dollars ($21,080.00) shall be deposited by Title Company in a federally insured interest-bearing deposit or money market account (the "Escrow
                                                                         ------
Account"), and the interest earned thereon shall be maintained in the Escrow
-------
Account (said interest together with the sum of Twenty-One Thousand Eighty and 00/00 Dollars ($21,080.00) are herein collectively called the "Escrow Funds").
                                                               ------------
Seller shall pay all income taxes due, if any, with respect to interest earned on the Escrow Funds as such taxes become due. The Escrow Funds may not be used to pay such income taxes. Title Company shall hold in escrow the Escrow Funds in the Escrow Account until Title Company's receipt of the applicable notices hereinafter described. Buyer shall have the right, upon delivering a written notice to the Title Company, signed by Seller and Buyer, delivered at any time within forty-five (45) days prior to the date the annual Special Service Area Taxes for the

Property become due and owing, to withdraw from the Escrow Account the amount of money necessary to timely pay the annual Special Service Area Taxes for the Property. If Buyer fails to timely pay the annual Special Service Area Taxes for the Property, then Seller shall have the right (but not the obligation), upon written notice signed by Seller delivered to the Title Company, to withdraw from the Escrow Account the amount of money necessary to pay any delinquent Special Service Area Taxes for the Property, including all interest and late charges accrued thereon and Buyer shall be responsible to reimburse Seller for interest and late charges thereon. Buyer and Seller agree that Seller may, at any time, immediately withdraw the entire amount of the Escrow Funds, including any interest accrued thereon, from the Escrow account, in the event Seller delivers to Buyer and the Title Company a written notice, together with a written statement or ordinance from the Village of Woodridge, stating that the Seller's entire debt obligation to the Village of Woodridge for the Special Service Area Taxes for the Property have been paid in full or has been removed as a lien against the Property. Buyer and Seller acknowledge that the sum of Twenty-One Thousand Eighty and 00/00 Dollars ($21,080.00) represents only an estimate by Seller of the total Special Service Area Taxes owed for the Property until maturity of the debt obligations owed by Seller to the Village of Woodridge for Special Service Area Taxes. Accordingly, Buyer and Seller hereby agree that Seller may from time to time, but not more often than annually, review, and if necessary adjust, the amount of the Escrow Funds held in the Escrow Account so that the amount of the Escrow Funds represents a reasonable estimate of the amount of money necessary to pay the Special Service Area Taxes for the Property as they come due. In the event the balance in the Escrow Account contains a surplus of funds necessary to pay the Special Service Area Taxes for the Property as determined by Seller, then Seller may immediately withdraw such surplus funds from the Escrow Account by delivery of a written notice to Buyer and the Title Company, together with reasonably satisfactory written evidence that a surplus of funds exists in the Escrow Account, unless Buyer sends Seller and the Title Company written notice within five (5) days of the date of receipt of Seller's notice that Buyer does not consent to such withdrawal, which denial of consent must be based on reasonable, legitimate and valid business reasons that are set forth in detail in such notice to Seller and the Title Company. In the event the balance of the Escrow Account is insufficient to pay the Special Service Area Taxes for the Property as reasonably determined by Seller, then Seller shall immediately deposit additional funds into the Escrow Account so that such funds will be sufficient to pay such Special Service Area Taxes. The parties hereto hereby agree that it shall be the duty of the Title Company to serve as fiduciary to Seller and Buyer and to carry out the purposes of the escrow under this Paragraph in as expeditious and orderly a manner as practicable. The primary duties of the Title Company shall be (i) to preserve and protect the Escrow Funds in the form of cash prior to the distribution thereof, and (ii) to distribute the Escrow Funds, all as more particularly provided in this Paragraph. All fees and expenses incurred by the Title Company shall be the responsibility of Seller, and shall be paid by Seller. Notwithstanding anything to the contrary contained herein, all of the agreements contained in this Paragraph shall not terminate at the Close of Escrow, but shall survive the Close of Escrow and continue in full force and effect until termination of this escrow in accordance with the terms of this Paragraph.

          26.  Condemnation Action by Illinois State Toll Highway Authority.
               ------------------------------------------------------------
Buyer hereby acknowledges and agrees to the following:

               (a) The Illinois State Toll Highway Authority has announced plans to extend Interstate 355 from its current termination point just north of Internationale Centre south through Internationale Centre;

               (b) That the plans for the southward expansion of Interstate 355 through Internationale Centre have not yet been finalized, but the parties understand that the plans include the taking of a substantial portion of Internationale Centre, although apparently no part of the Property;

               (c) The Toll Highway Authority has commenced eminent domain actions for the taking of a portion of Internationale Centre for the southward extension of Interstate 355;

               (d) The parties believe the remaining property in Internationale Centre, including the Property, will be damaged, with its value diminished, as a consequence of the extension of Interstate 355 through Internationale Centre in a number of ways, including (although not limited to):

                    (i) The isolation of the western portion of Internationale Centre from the eastern portion of Internationale Centre;

                    (ii) The loss of the opportunity to tie the entire Internationale Centre together with Circle Boulevard, as originally planned in the Preliminary Roadway Plan for Internationale Centre;

                    (iii) The adverse aesthetic appearance of Interstate 355 through Internationale Centre, including the use by The Illinois State Toll Highway Authority of fence materials otherwise prohibited within the office park;

                    (iv) The lack of any greater site accessibility from and to the interstate highway network, in light of The Illinois State Toll Highway Authority's current plan not to include an on/off ramp to Davey Road as part of the Interstate 355 southern extension.

               (e) That the parties have taken into account the damage to the Property caused by the extension of Interstate 355 through Internationale Centre in the negotiation and their agreement to the Purchase Price for the Property as set forth in this Agreement.

          In consideration of Seller's agreement to sell the Property to Buyer for the Purchase Price set forth in this Agreement, Buyer agrees not to make any claim on the just compensation, including damages to the remainder, which Buyer may be entitled to receive from The Illinois State Toll Highway Authority or other State agency as a consequence of the extension of Interstate 355 through Internationale Centre, and to the extent Buyer has any claims against The Illinois State Toll Highway Authority or other State agency as a consequence of the extension of Interstate 355 through Internationale Centre, Buyer hereby assigns any and all such claims to Seller effective upon the Close of Escrow. Buyer further agrees to waive and releases any claim, action or demand whatsoever, in law or in equity, which Buyer, its grantees, successors, assigns, shareholders, subsidiaries, affiliates, employees or agents now has or hereafter shall or may have against Seller, Seller's grantees, successors, assigns, shareholders, subsidiaries, affiliates, employees or agents for, upon or by reason of the extension of Interstate 355 through Internationale Centre by The Illinois State Toll Highway Authority or other State agency. It is expressly understood that waiver shall be binding upon Buyer and inure to the benefit of Seller and each of them and their respective successors, grantees and assigns.

          As a consequence, Seller shall attempt to recover from The Illinois State Toll Highway Authority the difference between the Purchase Price and what Buyer would have paid for the Site had there been no Interstate 355 extension through Internationale Centre:

                    (i) In the event that any portion of the Property is taken by The Illinois State Toll Highway Authority, Buyer shall have the right to cancel this Agreement;

                    (ii) In the event that any portion of the Property is taken by The Illinois State Toll Highway Authority, and Buyer does not cancel this Agreement, Buyer and Seller shall cooperate in the defense of any eminent domain proceeding brought to take a portion of the Property, and Buyer shall first be entitled to that portion of any award equal to the Purchase Price times the amount of land taken, with the Seller entitled to the rest of any such award.

               (f) Notwithstanding the preceding terms of this Paragraph 26, if the Illinois State Toll Highway Authority changes the location of the proposed extension of Interstate 355 and condemns all or any portion of the Property, then this Paragraph 26 shall not restrict Buyer's right to seek compensation from the Illinois State Toll Highway Authority for such condemnation of the Property. However, nothing in this Paragraph 26(f) shall permit Buyer to make any claim against Seller in connection with such condemnation or otherwise affect Buyer's waiver and release with respect to Seller set forth in this Paragraph 26.

          27.  Right of First Refusal.  For a period of five (5) years following
               ----------------------
the Close of Escrow, Seller shall have a right of first refusal to repurchase the Property from Buyer upon the following terms and conditions set forth in this Paragraph 27 below (the "Right of First of First Refusal"):
                              -------------------------------

               (a) Terms of Right of First Refusal.  If, at any time during the
                   -------------------------------
     five (5) year period following the Close of Escrow, Buyer receives a bona fide third party offer to buy the Property (or any portion thereof) that Buyer is prepared to accept ("Offer Price"), then Seller shall have a
                                   -----------
     continuing right of first refusal to repurchase the Property (or the portion thereof that the third party offeror proposes to purchase) upon the same terms and conditions that have been offered by such third party, provided that the purchase price for the Property (or the portion thereof that the third party offeror proposes to purchase) shall be equal to the Repurchase Price (defined below). For purposes of this Paragraph 27(a), the "Repurchase Price" shall be determined as follows:  if at the time
          ----------------
     Seller exercises its Right of Refusal Buyer has not commenced construction of any improvements, then the Repurchase Price shall be equal to the lesser of the Offer Price or Three and 26/00 Dollars ($3.26) times the square feet of the subject Property shown on the Survey.

     Within five (5) days of receipt of the bona fide third party offer, Buyer shall provide Seller with written notice of such offer, together with detailed documentation relative to the third party offer received by Buyer containing the specific economic and non-economic terms and conditions of such proposed sale. If Seller desires to exercise its Right of First Refusal, Seller must deliver written notice to Buyer of its election to exercise such right within fifteen (15) Business Days of receipt of the third party offer from Buyer. If Seller elects to exercise its Right of First Refusal within such time period, Buyer shall tender to Seller a Special Warranty Deed for the subject Property, in the form of Exhibit "B"
                                                                    -----------
     attached hereto, in exchange for a cashier's check from Seller to Buyer in the amount of the Repurchase Price. Buyer shall deliver title to the Property to Seller at the closing of the repurchasing of the Property in the same condition as when delivered by Seller to Buyer, except for any improvements that Buyer may have made to the Property. Buyer shall pay all title charges, broker fees or commissions, documentary transfer taxes, recording charges and escrow fees which may incurred in connection with the repurchasing of the Property by Seller. If Seller elects not to exercise its Right of First Refusal within such time period, then Buyer shall be free to sell the Property to the proposed third-party purchaser; provided, however, if Buyer changes the economic and/or the non-economic terms and conditions of the sale to its proposed buyer, or if Buyer and the proposed third-party purchaser do not close the purchase and sale transaction within ninety (90) days following Seller's election not to exercise its Right of First Refusal, then Buyer must re-offer the sale of the Property to Seller in accordance with the foregoing provisions.

               (b) Covenants Running With the Land.  The Right of Refusal
                   -------------------------------
     contained in Subparagraph (a) above shall be a restrictive covenant that runs with the land and shall be binding upon Buyer and its successors and assigns, but only for a period of five (5) years following the Close of Escrow. The Right of First Refusal shall automatically terminate on that date which is five (5) years following the Close of Escrow without the necessity of any further action by any party. Buyer shall acknowledge its agreement to the Right of First Refusal by executing and delivering a memorandum of such agreement in a form provided by Seller ("Memorandum") ,
                                                                 ----------
     which shall be recorded in the Official Records on the Close of Escrow.

          28.  Prohibition on Construction Signs.  Buyer agrees that unless
               ---------------------------------
improvements on the Property are constructed by or at the direction of Seller or an affiliate of Seller, Buyer shall not be entitled to place on the Property any construction signs or construction trailers with signage identifying the name of the contractor or developer of such improvements. In the event Buyer or Buyer's contractors, agents or affiliates violate the terms of this Paragraph and a construction or development identification sign is located on the Property, Buyer agrees to pay to Seller One Thousand Dollars ($1,000) for each day a sign is located on the Property in violation of this Paragraph, and Seller is entitled to seek and obtain all other rights and remedies available at law or in equity, including injunctive relief. This obligation shall be a covenant running with the land and shall survive the Close of Escrow and the termination of this Agreement.

          29.  Infrastructure Rebate.  Buyer agrees that Seller shall be
               ---------------------
entitled to one hundred percent (100%) of any rebate, credit, payment or allocation of funds which the Village of Woodridge, an Illinois municipal corporation and home rule unit ("Woodridge")
                                                                     ---------
may pay or be obligated to pay or grant, either before or after the Closing relating to payments pursuant to that certain document entitled "Internationale Centre Annexation Agreement" dated December 12, 1989 entered into by and between Woodridge and Santa Fe Pacific Realty Corporation, a Delaware corporation ("Santa Fe") (Seller is the successor in interest to Santa Fe) including without
  --------
limitation payments under Article XII of such agreement.

          30.  Exchange.  At its option, Seller may structure its disposition of
               --------
the Property as a tax-deferred exchange ("Exchange") pursuant to Section 1031 of
                                          --------
the Internal Revenue Code. If Seller shall elect to undertake an Exchange, the following terms shall apply:

               (a) Seller, at its option, may assign its right in, and delegate its duties (in part or in whole) under, this Agreement, as well as the transfer of its interest in the Property, to an exchange accommodator ("Accommodator") selected by Seller, and Seller may add the Accommodator as
       ------------
     an additional party to the Escrow;

               (b) Accommodator shall have no liability to Buyer, provided that Accommodator acts in good faith and without negligence in connection with the Exchange;

               (c) Buyer agrees to cooperate with Seller in connection with the Exchange, including the execution of documents (including, but not limited to, escrow instructions and amendments to escrow instructions) therefor;

               (d) Buyer shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to Seller's replacement property in the Exchange;

               (e) The Close of Escrow shall not be contingent or otherwise subject to the consummation of the Exchange;

               (f) Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the consummation of the Exchange;

               (g) Buyer shall have no responsibility or liability on account of the Exchange to any third party involved in the Exchange;

               (h) Buyer shall not be required to make any representations or warranties nor assume any obligations, nor spend any out-of-pocket sum in connection with the Exchange;

               (i) All representation, warranties, covenants and indemnification obligations of Seller to Buyer whether set forth in this Agreement or otherwise existing at law or at equity, shall inure to the benefit of Buyer, notwithstanding the Exchange;

               (j) All representations, warranties, covenants and indemnification obligations of Buyer to Seller whether set forth in this Agreement or otherwise existing at law or at equity, shall inure to the benefit of Seller, notwithstanding the Exchange; and

               (k) Seller shall indemnify, protect, defend and hold Buyer harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys' fees and costs, incurred by Buyer in connection with any third party claims which may arise as a result of or in connection with the Exchange.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

          "Buyer"             MEDICHEM RESEARCH, INC.,
                              an Illinois corporation

                              By:________________________________________
                                 Name:___________________________________
                                 Title:__________________________________

                              By:________________________________________
                                 Name:___________________________________
                                 Title:__________________________________



          "Seller" CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation

                              By:________________________________________
                                 Name:___________________________________
                                 Title:__________________________________

          Acceptance by Escrow Holder:

          First American Title Insurance Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

          Dated:  November __, 1998     First American Title Insurance Company
                                        --------------------------------------

                                        By:____________________________________
                                        Name:__________________________________
                                        Its:    Authorized Agent

                         LEGAL DESCRIPTION OF PROPERTY
                         -----------------------------

              To be attached hereto upon completion of the Survey






                                  EXHIBIT "A"
                                  ----------

                             SPECIAL WARRANTY DEED
                             ---------------------
                                  (Illinois)




THIS INDENTURE, made this ___ day of
________, 1999 between Catellus Development
Corporation, a corporation duly authorized to transact business in the State of Delaware and existing under and by virtue of the laws of the State of Illinois, party of the first part, and MediChem Research, Inc., an Illinois party of the second part, WITNESSETH, that the party of the first part, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration in hand paid, by the party of the second part, the receipt whereof is hereby acknowledged, and pursuant to authority of the Board of Directors of said corporation, by these presents does REMISE, RELEASE, ALIENATE AND CONVEY unto the party of the second party, FOREVER, all the following described real estate, situated in the County of Will and State of Illinois known and described as follows, to wit:



          See attached Exhibit A.
                       ---------




                                             Above Space for Recorder's Use Only
                                           -------------------------------------

          Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion or reversions, remainder or remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the party of the first part, either in law or equity of, in and to the above-described premises, with the hereditaments and appurtenances:

          RESERVING THEREFROM: All right, title and interest in and to all water rights, coal, oil, gas and other hydrocarbons, geothermal resources precious metals ores, base metals ores, industrial-grade silicates and carbonates, fissionable minerals of every kind and character, metallic or otherwise, whether or not presently known to science or industry, now known to exist or hereafter discovered upon, within or underlying the surface of said land regardless of the depth below the surface at which any such substance may be found; however, the party of the first part or its successors and assigns, shall not have the right for any purpose whatsoever to enter upon, into or through the surface or the first 500 feet of the subsurface of the above-described premises in connection therewith.

          ALSO RESERVING THEREFROM: All right, title and interest in and to any award, distribution, proceeds or payments which have been ordered or which hereafter may be ordered in connection with certain proceedings pending in the Circuit Court of Will County known as The Illinois State Toll Highway v. Catellus Development Corporation, et al., No. 96ED14822, the exclusive right, title and interest to any such award, distribution, proceeds or payments is hereby reserved unto the party of the first part herein.

          Subject to that certain Declaration of Covenants, Conditions, Restrictions, Reciprocal Rights and Easements executed by Catellus Development Corporation and recorded in the Official Records of Will County, State of Illinois on September 30, 1994 as Instrument No. R94-91548 (the "Declaration"),
                                                                 -----------
and reserving unto the party of the first party, and any and all other parties now or hereafter benefited under the Declaration, any and all easements established under the Declaration, including, without limitation, the easements established under Article 9 of the Declaration.

          TO HAVE AND TO HOLD the said premises, above described, with the appurtenances, unto the party of the second part, forever.

          And the party of the first part, for itself, and its successors, does covenant, promise and agree to and with the party of the second part, and successors, that it has not done or suffered to be done, anything whereby the said premises hereby granted

                                  EXHIBIT "B"
                                  -----------
are, or may be, in any manner encumbered or charged, except, as herein recited; and that it WILL WARRANT AND DEFEND, the said premises against all persons lawfully claiming, or to claim the same, by, through or under it, subject only to:

                            See attached Exhibit B.
                                         ---------

          IN WITNESS WHEREOF, said party of the first part has caused its name to be signed to these presents by the _______ President of Catellus Development Corporation, a Delaware corporation, the day and year first above written.

                                    CATELLUS DEVELOPMENT CORPORATION,
                                    a Delaware corporation

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title_____________________________________


This instrument was prepared by:    Send Subsequent Tax Bills to:


_________________________________   __________________________________________
_________________________________   __________________________________________
_________________________________   __________________________________________


STATE OF   _______________      )
                                )
COUNTY OF_________________      )

   I, a Notary Public of the County and State aforesaid, certify that ___________________________ personally came before me this day and acknowledged that he is the ______________ President of Catellus Development Corporation, a Delaware corporation, and that by authority duly given, he signed the foregoing instrument as his free and voluntary act and as the free and voluntary act of said corporation.

   WITNESS my hand and official stamp or seal, this _______ day of ____________, 199_.


                              __________________________________________________
                              Notary Public

My commission expires:

                         LEGAL DESCRIPTION OF PROPERTY
                         -----------------------------

              To be attached hereto upon completion of the Survey






                                  EXHIBIT "A"
                                  -----------
                                      TO
                                  EXHIBIT "B"
                                  ----------

                             SELLER'S CERTIFICATE
                             --------------------

A.  FEDERAL FIRPTA CERTIFICATE
    --------------------------

          To inform _______________________________________ (the "Transferee")
                                                                  ----------
that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required by Catellus Development Corporation, a
             ----
Delaware corporation (the "Transferor") upon the transfer of certain real
                           ----------
property by the Transferor to the Transferee, the undersigned hereby certifies the following on behalf of the Transferor:

          1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

          2. The Transferor's U.S. employer or tax (social security) identification number is __________.

          The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalty of perjury, the undersigned declare that they have examined this Certification and to the best of their knowledge and belief, it is true, correct and complete, and they further declare that they have authority to sign this document on behalf of the Transferor.

          "Transferor"                     CATELLUS DEVELOPMENT CORPORATION,
                                           a Delaware corporation

                                           By:________________________________
                                           Name:______________________________
                                           Title:_____________________________


                                  EXHIBIT "C"
                                  -----------

                   IDENTIFICATION OF ENVIRONMENTAL REPORT(S)
                   -----------------------------------------

          .    Albert Halff, 10/19/89: Underground Tank Removal

          .    Albert Halff, 11/3/89: Underground Tank Removal

          .    Albert Halff, 12/89: Phase I Environmental Audit, Lots 8, 9, 10

          .    Albert Halff, 2/90: Phase I Environmental Audit, Lot 6

          .    McLaren Hart, 4/15/90: Final Assessment Reports

          .    Albert Halff, 5/90: Environmental Audit Lot 9 and Lot 52

          . Albert H. Halff, 6/10/91: Phase I Environmental Audit, Lot 14 Internationale Centre

          . Albert H. Halff Associates, Inc., 12/12/91: Addendum to Phase I Environmental Audit of Lot 14, Internationale Centre, Woodridge, Illinois

                              EXHIBIT "D"
                              -----------